NewAmsterdam Announces Acceptance of Marketing Authorization Applications for Review by European Medicine Agency for Obicetrapib

-- Filings both for the obicetrapib monotherapy and obicetrapib plus ezetimibe fixed-dose combination submitted to EMA by our partner, Menarini, for treatment of adults with primary hypercholesterolemia (heterozygous familial and non-familial) or mixed dyslipidemia --

-- NewAmsterdam entitled to tiered double-digit percentage royalties ranging from the low double-digits to mid-twenties on net sales in the Menarini Territory and up to an additional €833 million upon the achievement of various clinical, regulatory and commercial milestones --

Naarden, the Netherlands and Miami, USA; August 18, 2025 – NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS or “NewAmsterdam” or the “Company”), a late-stage, clinical biopharmaceutical company developing oral, non-statin medicines for patients at risk of cardiovascular disease (“CVD”) with elevated low-density lipoprotein cholesterol (“LDL-C”), for whom existing therapies are not sufficiently effective or well-tolerated, today announced that the European Medicines Agency (“EMA”) has validated the Marketing Authorization Application (“MAA”) for obicetrapib 10 mg monotherapy and 10 mg obicetrapib plus 10 mg ezetimibe fixed-dose combination (“FDC”) for patients with primary hypercholesterolemia, both heterozygous familial (“HeFH”) and non-familial or mixed dyslipidemia. The MAAs were submitted by NewAmsterdam’s partner, A. Menarini International Licensing S.A. (“Menarini”), who is responsible for communications with regulatory authorities in Europe and for the commercialization and local development of obicetrapib in Europe and other collaborative activities pursuant to an exclusive License Agreement (the “Menarini License”).

“The acceptance of the MAAs for obicetrapib and the obicetrapib-ezetimibe FDC by the EMA allows for review of our pivotal Phase 3 trials, including BROADWAY, BROOKLYN and TANDEM, in which we observed clinically meaningful LDL-C reductions in both the monotherapy obicetrapib group and in combination with ezetimibe, with a safety and tolerability profile comparable to placebo,” said Michael Davidson, M.D., Chief Executive Officer of NewAmsterdam. “This marks a significant step forward in our mission to deliver a novel, first in class therapeutic option to add to statin therapy to further reduce LDL-C for millions of patients not reaching their LDL-C goals. We thank our partner, Menarini, and look forward to continuing our partnership aimed at bringing a simple, oral LDL-lowering therapy to patients at risk of cardiovascular disease in Europe.”

The EMA submission is based on data from BROOKLYN, TANDEM and BROADWAY Phase 3 trials, which showed 35% - 40% LDL-C lowering with obicetrapib versus placebo as a monotherapy and approximately 50% LDL-C lowering versus placebo in combination with ezetimibe.

“Cardiovascular disease is the leading cause of death globally, taking an estimated 17.9 million lives each year. Despite the widespread availability of lipid lowering therapies, CVD-related deaths have risen, and patients remain above LDL-C targets, failing to achieve guidelines recommended LDL-C target goals. Patients and their doctors need additional options,” said Elcin Barker Ergun, Chief Executive Officer of the Menarini Group. “Obicetrapib, if approved, could provide an effective and safe oral option for patients with hypercholesterolemia. We look forward to working with the EMA to potentially bring this new treatment to patients in need.”

In June 2022, NewAmsterdam entered into the Menarini License to obtain and maintain regulatory approvals, commercialize and undertake local development, in each case with respect to obicetrapib 10mg either as a monotherapy or in a FDC with ezetimibe for any use, in France, Germany, Italy, Spain, UK, and 27 other European countries. Pursuant to the Menarini License, Menarini made an upfront payment to NewAmsterdam of €115.0 million. Menarini has also committed to providing €27.5 million in funding, of which €13.8 million has been paid, for research and development activities over several years, together with bearing 50% of any development costs incurred in respect of the pediatric population in the Menarini Territory (as defined in the Menarini License). NewAmsterdam is eligible to receive up to €863 million upon the achievement of various clinical, regulatory and commercial milestones, of which a total of €30 million has been received to date. If obicetrapib is approved and successfully commercialized by Menarini, NewAmsterdam will be entitled to tiered double-digit percentage royalties ranging from the low double-digits to the mid-twenties as a percentage of net sales in the Menarini Territory, with royalty step-downs in the event of generic entrance or in respect of required third-party intellectual property payments.

NewAmsterdam’s Global Pivotal Phase 3 Program to Support EMA Submission

NewAmsterdam previously announced positive topline results for three Phase 3 clinical trials, each with safety comparable to placebo:

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BROADWAY evaluated obicetrapib in 2,530 adult patients with established atherosclerotic cardiovascular disease (“ASCVD”) and/or HeFH, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. In December 2024, NewAmsterdam reported positive topline data from the BROADWAY trial. The primary endpoint was the least-squares (“LS”) mean of the percent change in LDL-C from baseline to day 84 for obicetrapib 10 mg compared to placebo. The primary endpoint was achieved with statistical significance with an LS mean LDL-C reduction of 33% (p<0.0001) compared to placebo at day 84. Mean and median reductions in LDL-C from placebo at day 84 were 33% and 36%, respectively. As part of the safety analysis, the trial adjudicated major adverse cardiac events (“MACE”), as an exploratory analysis. A 21% reduction in the composite of coronary heart disease death, non-fatal myocardial infarction, non-fatal stroke and coronary revascularization favoring obicetrapib was observed, after one year. NewAmsterdam presented late-breaking data from BROADWAY at the 2025 European Atherosclerosis Society Congress (“EAS”) and results were published in The New England Journal of Medicine.
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TANDEM evaluated obicetrapib as part of a FDC tablet with ezetimibe, a non-statin oral LDL-lowering therapy, in 407 patients with established ASCVD or multiple risk factors for ASCVD and/or HeFH, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. In November 2024, NewAmsterdam reported that the TANDEM trial met all co-primary endpoints, including the obicetrapib-ezetimibe FDC achieving an LS mean LDL-C reduction of 49% (p < 0.0001) compared to placebo at day 84. Mean and median reductions in LDL-C versus placebo at day 84 were 52% and 54%, respectively. NewAmsterdam presented late-breaking data from TANDEM at EAS 2025 and results were published in The Lancet.
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BROOKLYN evaluated obicetrapib in 354 patients with HeFH, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. In July 2024, NewAmsterdam reported that the BROOKLYN trial met its primary endpoint, achieving an LS mean LDL-C reduction of 36% (p < 0.0001) compared to placebo at day 84, with additional data presented at the American Heart Association Scientific Sessions in November 2024. Mean and median reductions in LDL-C versus placebo at day 84 were 36% and 39%, respectively.

About Obicetrapib

Obicetrapib is a novel, oral, low-dose cholesteryl ester transfer protein (“CETP”) inhibitor that NewAmsterdam is developing to overcome the limitations of current LDL-lowering treatments. In each of the Company’s Phase 2 trials, ROSE2, TULIP, ROSE, and OCEAN, as well as the Company’s Phase 3 BROOKLYN, BROADWAY and TANDEM trials, evaluating obicetrapib as monotherapy or combination therapy, the Company observed statistically significant LDL-lowering combined with a side effect profile similar to that of placebo. The Company commenced the Phase 3 PREVAIL cardiovascular outcomes trial in March 2022, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE. The Company completed enrollment of PREVAIL in April 2024 and randomized over 9,500 patients. Commercialization rights of obicetrapib in Europe, either as a monotherapy or as part of a FDC with ezetimibe, have been exclusively granted to the Menarini Group, an Italy-based, leading international pharmaceutical and diagnostics company.

About NewAmsterdam

NewAmsterdam Pharma (Nasdaq: NAMS) is a late-stage biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well-tolerated and convenient LDL-lowering therapy. In multiple phase 3 trials, NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, alone or as a FDC with ezetimibe, as LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of CVD with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

About Menarini

The Menarini Group is a leading international pharmaceutical and diagnostics company, with a reported turnover of over $4 billion and over 17,000 employees. Menarini is focused on Primary&Specialty Care, Oncology and Consumer Healthcare, covering therapeutic areas with high unmet needs with products for cardiology, oncology, pneumology, gastroenterology, infectious diseases, diabetology, inflammation, and analgesia. Menarini reports having 18 production sites, 9 Research and Development centers, and products available in 140 countries worldwide. www.menarini.com.

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding: the business and strategic plans of the Company and Menarini; the therapeutic potential of the Company’s product candidates (including obicetrapib as a monotherapy and in combination with ezetimibe); the Company’s clinical trials and the timing relating thereto; the achievement and timing of regulatory approvals; plans for commercialization; and future royalty, milestone and other payments that may be received by the Company under the Menarini License. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the approval of the Company’s product candidates and the timing of expected regulatory and business milestones; whether results of early clinical trials will be indicative of the results of later clinical trials; whether projections regarding clinical outcomes will reflect actual results in future clinical trials or clinical use of the Company’s product candidates, if approved; the potential for varying interpretation of the results of clinical trials; the impact of competitive product candidates; and those risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K, Form 10-Q and other public filings with the Securities and Exchange Commission, which are available at www.sec.gov. Additional risks related to the Company’s business include, but are not limited to: uncertainty regarding outcomes of the Company’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval of the Company’s product candidates; risks associated with the Company’s efforts to commercialize its product candidates; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all; the impact of competing product candidates on the Company’s business and prospects; intellectual property related claims; the Company’s ability to attract and retain qualified personnel; and ability to continue to source the raw materials for obicetrapib and manufacture final product. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company anticipates that subsequent events and developments may cause the Company’s assessments to change. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither the Company nor any of its affiliates undertakes any obligation to update these forward-looking statements, except as may be required by law.

Company Contact

Matthew Philippe

P: 1-917-882-7512

matthew.philippe@newamsterdampharma.com

Media Contact

Real Chemistry on behalf of NewAmsterdam

Christian Edgington

P: 1-513-310-6410

cedgington@realchemistry.com

Investor Contact

Precision AQ on behalf of NewAmsterdam

Austin Murtagh

P: 1-212-698-8696

austin.murtagh@precisionaq.com